NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FTI Consulting
Investors: Brian Ritchie
212-850-5600

FOR RELEASE: 7:00 AM (Eastern) July 26, 2012

CONMED Corporation Announces Second Quarter 2012 Financial Results

- Sales Increase 3.5%

- GAAP EPS Increases 20%

- Adjusted EPS Increases 23%

- Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, July 26, 2012 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the second quarter ended June 30, 2012.

“CONMED delivered strong earnings and generated solid cash flow during the second quarter,” commented Mr. Joseph J. Corasanti, President and CEO. “Earnings per share grew 20% and adjusted earnings per share increased 23% on overall sales growth of 3.5%. Single-use products continued their momentum from the first quarter, achieving overall revenue growth of 7.5%. Moreover, we continue to improve our operating and EBITDA margin metrics.”

As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP adjusted financial measures in this release. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles (“GAAP”). Please refer to the attached reconciliation between GAAP and adjusted financial measures.

Second Quarter 2012 Financial Highlights:

•	Sales grew to $189.7 million, an increase of 3.5% (organic decline of 0.4%).

•	Single-use products comprised 81.1% of total revenues and grew 7.5%, while sales of capital products declined 10.7%.

•	Diluted earnings per share (GAAP) grew 20.0% to $0.36.

•	Adjusted diluted earnings per share grew 22.9% to $0.43.

•	Adjusted operating margin expanded 90 basis points to 10.6%.

CONMED News Release Continued	Page 2 of 13	July 26, 2012

•	GAAP operating margin was 9.0%.

•	Adjusted EBITDA margin expanded 160 basis points to 16.4%.

•	GAAP EBITDA margin operating margin was 14.8%.

•	The Board of Directors continued the cash dividend policy and declared the second quarterly dividend of $0.15 per share, which was paid on July 6, 2012.

Six Months 2012 Financial Highlights

•	Sales grew to $384.0 million, an increase of 4.7% (increase of 0.7% organic).

•	Single-use products comprised 80.3% of total revenues and grew 8.3%, while capital products declined 7.6%.

•	Diluted earnings per share (GAAP) grew 16.4% to $0.71

•	Adjusted earnings per share grew 18.1% to $0.85

•	Adjusted operating margin expanded 60 basis points to 10.6%.

•	GAAP operating margin was 8.9%.

•	Adjusted EBITDA margin expanded 160 basis points to 16.5%.

•	GAAP EBITDA margin was 14.8%

International sales in the second quarter and first half of 2012 were $96.4 million and $194.6 million, respectively, slightly more than 50.0% of total sales. The recent volatility in foreign currency exchange rates was mitigated by the Company’s currency hedging. Net of the hedges, foreign currency exchange rates were approximately the same in 2012 as those of 2011.

Cash provided by operating activities in the second quarter of 2012 increased from the prior year period and amounted to $25.6 million. For the six months ended June 2012, cash provided by operating activities totaled $33.3 million. As previously disclosed, cash flow in the first quarter of 2012 was affected by a contribution of $6.5 million to the Company’s frozen pension plan and payment of incentive compensation.

Outlook

“CONMED has demonstrated superior earnings and cash flow in the first half of 2012 and we expect to continue these trends in the second half of the year,” continued Mr. Corasanti. "Therefore, we are reiterating the previously provided full year 2012 earnings guidance of adjusted earnings per share of $1.75 - $1.85. As to the top-line, while single use product sales continue to be strong, capital product sales in the first half of 2012 were lower than anticipated due to lingering global economic headwinds. Accordingly, the sales forecast for 2012 has been revised to $765 - $775 million from $775 - $785 million.”

“For the third quarter of 2012, we anticipate sales will approximate $180 - $185 million and adjusted earnings per share are forecasted to be $0.38 - $0.42,” noted Mr. Corasanti.

The sales and earnings forecasts have been developed using June 2012 currency exchange rates and take into account the currency hedges entered into by the Company. CONMED estimates that 80% of the currency exposure is hedged for 2012 at the following average annual exchange rates: Euro - $1.41, CAD - $1.00, GPB - $1.60 and AUD - $1.00.

CONMED News Release Continued	Page 3 of 13	July 26, 2012

The adjusted estimates for the second quarter and full year 2012 exclude unusual matters, such as the manufacturing restructuring costs expected to be incurred in 2012 due to the relocation of manufacturing activities from the Santa Barbara, California site to the Company’s facilities in Chihuahua, Mexico and Largo, Florida. Marketing and R&D activities will remain in Santa Barbara, as previously disclosed. Additionally, the Company has announced the consolidation of the Tampere, Finland location into United States facilities. The consolidation will occur over the next twelve months and costs related to this consolidation are excluded from the estimates above.

Association with The Musculoskeletal Transplant Foundation

On January 3, 2012, CONMED became the exclusive world-wide marketing representative of MTF’s sports medicine allograft tissues. In accordance with MTF’s commitment to the stewardship of the donated gift, the organization maintains full responsibility for all activities related to donor suitability, quality acceptance, processing, storage, and distribution of the tissue, as well as reimbursement of service fees related to the sports medicine allografts. CONMED’s team of surgical representatives serves as the educational resource to surgeons and facilities concerning the suitability of MTF allografts for ligament reconstruction, cartilage repair and meniscal transplantation, as well as for biologic solutions, including scaffolds and fixation devices. MTF will share 50% of the service revenue with CONMED for these educational activities.

Upon signing of the agreement, CONMED paid $63 million to MTF. The agreement calls for additional consideration to be paid to MTF of $84 million over the next four years contingent upon MTF providing an adequate supply of tissue. We have recorded the full amount of the consideration as a long term asset and amortize this amount ratably over the 25 year life of the agreement. Remaining contingent payments to MTF have been recorded as other liabilities. Revenues from the MTF association amounted to $7.2 million in the second quarter of 2012 and $14.7 million for the first six month of 2012.

Unusual charges

During the first half of 2012, the Company continued the on-going consolidation of certain administrative functions and the transfer of additional product lines to its Mexican manufacturing facility and began the consolidation of the Tampere facility. Also incurred were integration costs relative to the purchase of a distributor in northern Europe and litigation costs associated with a contractual dispute with a former distributor. Expenses associated with these activities, including severance and relocation costs, amounted to $1.9 million, net of tax, in the second quarter of 2012 and $4.1 million net of tax for the six months. These charges are included in the GAAP earnings per share set forth above and are excluded from the adjusted results. For the remainder of 2012, the Company presently anticipates incurring additional pre-tax restructuring costs of $5.0 - $6.0 million on projects currently in process.

Use of non-GAAP financial measures

Management has disclosed adjusted financial measurements in this press announcement that present financial information that is not in accordance with generally accepted accounting principles. These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies. Adjusted net income and adjusted earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company. Management uses and presents adjusted net income and adjusted earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities. These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations. Management uses adjusted net income and adjusted earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis. Adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

CONMED News Release Continued	Page 4 of 13	July 26, 2012

Conference call

The Company will webcast its second quarter 2012 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, July 26, 2012. This webcast can be accessed from CONMED’s web site at www.conmed.com. Replays of the call will be made available through August 5, 2012.

CONMED profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and patient monitoring. The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies. They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,400 employees distribute its products worldwide from several manufacturing locations.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw materials or transportation (viii) the risk of a lack of allograft tissues due to reduced donations of such tissues or due to tissues not meeting the appropriate high standards for screening and/or processing of such tissues; and/or (ix) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 5 of 13	July 26, 2012

CONMED CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2012	2011	2012

Net sales	$183,236	$189,695	$366,686	$384,011

Cost of sales	90,795	88,761	177,775	180,692
Cost of sales, other – Note A	986	1,202	1,740	2,676

Gross profit	91,455	99,732	187,171	200,643

Selling and administrative	67,862	73,707	137,940	148,513
Research and development	6,797	7,192	14,478	14,287
Other expense– Note B	98	1,775	792	3,763
	74,757	82,674	153,210	166,563

Income from operations	16,698	17,058	33,961	34,080

Amortization of debt discount	1,113	—	2,207	—

Interest expense	1,707	1,551	3,512	2,988

Income before income taxes	13,878	15,507	28,242	31,092

Provision for income taxes	5,198	5,211	10,567	10,828

Net income	$8,680	$10,296	$17,675	$20,264

Per share data:

Net Income
Basic	$.31	$.36	$.62	$.72
Diluted	.30	.36	.61	.71

Weighted average common shares
Basic	28,448	28,327	28,356	28,178
Diluted	28,883	28,672	28,820	28,577

Note A –Included in cost of sales, other in the three and six months ended June 30, 2011 are $1.0 million and $1.7 million, respectively, related to the consolidation of our production facilities. For the three and six months ending June 30, 2012, we incurred $1.2 million and $2.7 million, respectively, related to the consolidation of our production facilities.

Note B –Included in other expense in the three and six months ended June 30, 2011 are $0.1 million and $0.8 million, respectively, related to consolidating certain administrative functions at our Utica, New York facility. For the three and six months ending June 30, 2012, we incurred $1.2 million and $1.5 million, respectively, related to administrative consolidation expense. Also included in other expense in the three and six months ending June 30, 2012 are $0.5 million and $1.6 million, respectively, in legal costs associated with a contractual dispute with a former distributor. Included in the six months ending June 30, 2012 is $0.7 million in costs associated with the acquisition of our former distributor in the Nordic region of Europe.

CONMED News Release Continued	Page 6 of 13	July 26, 2012

CONMED CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

ASSETS

	December 31,	June 30,
	2011	2012
Current assets:
Cash and cash equivalents	$26,048	$16,246
Accounts receivable, net	135,641	136,095
Inventories	168,438	159,151
Deferred income taxes	10,283	10,906
Other current assets	16,314	15,037
Total current assets	356,724	337,435

Property, plant and equipment, net	139,187	140,844
Deferred income taxes	2,389	2,443
Goodwill	234,815	234,839
Other intangible assets, net	195,531	191,741
Other assets	6,948	153,929
Total assets	$935,594	$1,061,231

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$54,557	$22,534
Other current liabilities	76,627	112,713
Total current liabilities	131,184	135,247

Long-term debt	88,952	145,437
Deferred income taxes	92,785	99,417
Other long-term liabilities	49,602	87,747
Total liabilities	362,523	467,848

Shareholders' equity:
Capital accounts	244,980	255,044
Retained earnings	354,439	366,219
Accumulated other comprehensive loss	(26,348)	(27,880)
Total shareholders’ equity	573,071	593,383

Total liabilities and shareholders' equity	$935,594	$1,061,231

CONMED News Release Continued	Page 7 of 13	July 26, 2012

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six months ended
	June 30,
	2011	2012
Cash flows from operating activities:
Net income	$17,675	$20,264
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	21,047	23,064
Stock-based compensation expense	2,232	2,574
Deferred income taxes	8,981	6,091
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	(4,541)	(1,027)
Inventories	78	3,078
Accounts payable	2,309	1,345
Income taxes payable	143	(4,589)
Accrued compensation and benefits	(5,684)	(6,730)
Other assets	(2,226)	(1,779)
Other liabilities	209	(9,014)
Net cash provided by operating activities	40,223	33,277

Cash flows from investing activities:
Purchases of property, plant, and equipment	(8,576)	(11,596)
Payments related to business acquisitions and distribution agreement	(72)	(64,116)
Net cash used in investing activities	(8,648)	(75,712)

Cash flows from financing activities:
Payments on debt	(23,113)	(32,538)
Proceeds from debt	—	57,000
Dividend payments from common stock	—	(4,328)
Net proceeds from common stock issued under employee plans	5,495	7,868
Other, net	(3,148)	4,925
Net cash provided by (used in) financing activities	(20,766)	32,927

Effect of exchange rate change
on cash and cash equivalents	1,105	(294)

Net increase (decrease) in cash and cash equivalents	11,914	(9,802)

Cash and cash equivalents at beginning of period	12,417	26,048

Cash and cash equivalents at end of period	$24,331	$16,246

CONMED News Release Continued	Page 8 of 13	July 26, 2012

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME

BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT

Three Months Ended June 30, 2011 and 2012

(in thousands except per share amounts)

(unaudited)

	2011	2012

Reported net income	$8,680	$10,296

Facility consolidation costs included in cost of sales	986	1,202

Administrative consolidation costs included in other expense	98	1,231

Legal costs included in other expense	—	544

Total other expense	98	1,775

Amortization of debt discount	1,113	—

Unusual expense before income taxes	2,197	2,977

Provision (benefit) for income taxes on unusual expenses	(801)	(1,072)

Net income before unusual items and amortization of debt discount	$10,076	$12,201

Per share data:

Reported net income
Basic	$0.31	$0.36
Diluted	0.30	0.36

Net income before unusual items and amortization of debt discount
Basic	$0.35	$0.43
Diluted	0.35	0.43

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above. We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 9 of 13	July 26, 2012

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME

BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT

Six Months Ended June 30, 2011 and 2012

(in thousands except per share amounts)

(unaudited)

	2011	2012

Reported net income	$17,675	$20,264

Facility consolidation costs included in cost of sales	1,740	2,676

Administrative consolidation costs included in other expense	792	1,504

Costs associated with purchase of Nordic region distributor	—	704

Legal costs included in other expense	—	1,555

Total other expense	792	3,763

Amortization of debt discount	2,207	—

Unusual expense before income taxes	4,739	6,439

Provision (benefit) for income taxes on unusual expenses	(1,727)	(2,318)

Net income before unusual items and amortization of debt discount	$20,687	$24,385

Per share data:

Reported net income
Basic	$0.62	$0.72
Diluted	0.61	0.71

Net income before unusual items and amortization of debt discount
Basic	$0.73	$0.87
Diluted	0.72	0.85

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above. We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 10 of 13	July 26, 2012

CONMED CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2012	2011	2012

Reported income from operations	$16,698	$17,058	$33,961	$34,080

Facility consolidation
costs included in cost of sales	986	1,202	1,740	2,676

Administrative consolidation
costs included in other expense	98	1,231	792	1,504

Costs associated with purchase
of Nordic region distributor	—	—	—	704

Legal costs included in other expense	—	544	—	1,555

Adjusted income from operations	$17,782	$20,035	$36,493	$40,519

Operating Margin
Reported (GAAP)	9.1%	9.0%	9.3%	8.9%

Adjusted (Non-GAAP)	9.7%	10.6%	10.0%	10.6%

Management has provided the above reconciliations as additional measures that investors can use to compare financial results between reporting periods. Management believes these reconciliations provide a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 11 of 13	July 26, 2012

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO EBITDA & ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2012	2011	2012

Net Income	$8,680	$10,296	$17,675	$20,264

Provision for income taxes	5,198	5,211	10,567	10,828

Interest expense	1,707	1,551	3,512	2,988

Depreciation	4,567	4,586	8,983	9,274

Amortization of debt discount	1,113	—	2,207	—

Amortization, all other	4,719	6,459	9,240	13,423

EBITDA (using GAAP measures)	$25,984	$28,103	$52,184	$56,777

Facility consolidation
costs included in cost of sales	986	1,202	1,740	2,676

Administrative consolidation
costs included in other expense	98	1,231	792	1,504

Costs associated with purchase
of Nordic region distributor	—	—	—	704

Legal costs included in other expense	—	544	—	1,555

Adjusted EBITDA	$27,068	$31,080	$54,716	$63,216

EBITDA Margin
EBITDA (using GAAP measures)	14.2%	14.8%	14.2%	14.8%
Adjusted EBITDA
(using non-GAAP measures)	14.8%	16.4%	14.9%	16.5%

Management has provided the above reconciliations as additional measures that investors can use to compare financial results between reporting periods. Management believes these reconciliations provide a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 12 of 13	July 26, 2012

CONMED CORPORATION

Second Quarter Sales Summary

	Three Months Ended June 30,

				Constant
				Currency
	2011	2012	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$57.0	$67.5	18.4%	18.6%
Capital	13.6	13.5	-0.7%	0.0%
	70.6	81.0	14.7%	15.0%

Powered Surgical Instruments
Single-use	19.8	20.9	5.6%	5.9%
Capital	18.5	16.3	-11.9%	-11.7%
	38.3	37.2	-2.9%	-2.6%

Electrosurgery
Single-use	18.1	18.4	1.7%	2.2%
Capital	8.0	6.0	-25.0%	-25.0%
	26.1	24.4	-6.5%	-6.1%

Endoscopic Technologies
Single-use	12.5	13.3	6.4%	7.1%
Endosurgery
Single-use and reposable	19.1	18.2	-4.7%	-4.7%
Patient Care
Single-use	16.6	15.6	-6.0%	-6.6%

Total
Single-use and reposable	143.1	153.9	7.5%	7.8%
Capital	40.1	35.8	-10.7%	-10.3%
	$183.2	$189.7	3.5%	3.8%

CONMED News Release Continued	Page 13 of 13	July 26, 2012

CONMED CORPORATION

Six-Month Sales Summary

	Six Months Ended June 30,

				Constant
				Currency
	2011	2012	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$115.1	$136.7	18.8%	18.4%
Capital	30.9	30.5	-1.3%	-1.0%
	146.0	167.2	14.5%	14.3%

Powered Surgical Instruments
Single-use	40.2	42.4	5.5%	5.4%
Capital	36.2	33.4	-7.7%	-7.9%
	76.4	75.8	-0.8%	-0.9%

Electrosurgery
Single-use	34.8	35.0	0.6%	0.6%
Capital	14.9	11.9	-20.1%	-20.1%
	49.7	46.9	-5.6%	-5.6%

Endoscopic Technologies
Single-use	24.4	26.2	7.4%	7.3%
Endosurgery
Single-use and reposable	37.0	36.3	-1.9%	-1.9%
Patient Care
Single-use	33.2	31.6	-4.8%	-5.1%

Total
Single-use and reposable	284.7	308.2	8.3%	8.1%
Capital	82.0	75.8	-7.6%	-7.5%
	$366.7	$384.0	4.7%	4.6%